Exhibit 10.9(b)
FIRST AMENDMENT
TO THE
SEVERANCE AGREEMENT
     THIS FIRST AMENDMENT TO THE SEVERANCE AGREEMENT (“Amendment”) is dated as of the 2nd day of September, 2008, by and between Kathryn S. Bernard (“Executive”) and CBS Personnel Holdings, Inc. a Delaware corporation (the “Company”).
     WHEREAS, the Company and Executive entered into a Severance Agreement, effective as of June 30 , 2005, (the “Agreement”)-,
     WHEREAS, pursuant to Section 5(c) of the Agreement, the parties now desire to amend the Agreement to ensure that any payments made thereunder are made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder;
     NOW, THEREFORE, effective as of the date set forth above, the parties hereto, in consideration of the promises and premises set forth herein, agree as follows:
     1. Section 3(e) of the Agreement is amended to add a new subsection (v) as follows:
     (v) If the stock of CBS or an affiliate is publicly traded on an established securities market or otherwise as of Executive’s date of termination, and Executive is a “Specified Employee” as of such date, then to the extent any portion of the payments made under paragraph 3(e)(i)(B) exceed the “409A Severance Limit,” the payments in excess of the 409A Severance Limit shall not be paid earlier than six (6) months and one (1) day after the date of termination. If any payments are delayed due to such requirements, such amounts will be paid in a lump sum to Executive on the first payroll date that occurs six (6) months and one (1) day after Executive’s date of termination.
     For purposes of this Agreement, “409A Severance Limit” shall mean the lesser of (i) two (2) times Executive’s annual compensation or (ii) two (2) times the limit on compensation set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), for the year in which the date of termination occurs. “Specified Employee” shall have the meaning set forth in Section 409A of the Code, and the Treasury Regulations promulgated thereunder.

     2. In all other respects the Agreement shall remain unchanged.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to the Severance Agreement to be signed by its duly authorized representative and Executive has signed this Amendment as of the day and year first above written.

CBS PERSONNEL HOLDINGS, INC.
By:	/s/ S. Perry		/s/ Kathryn S. Bernard
	Name:	S. Perry	KATHRYN S. BERNARD
	Title:	VD HR

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